Exhibit 10.2

NOTICE OF STOCK OPTION GRANT AND STOCK OPTION AGREEMENT

PURSUANT TO THE

RUBICON TECHNOLOGY, INC. 2016 STOCK INCENTIVE PLAN

You have been granted an option (the “Option”) to purchase Common Stock of Rubicon Technology, Inc. (the “Company”), a Delaware corporation, on the terms and conditions set forth herein. Capitalized terms used without definition in this Notice of Stock Option Grant (the “Notice”) or in the Stock Option Agreement (the “Option Agreement”) of which this Notice is a part, are used as defined in the Rubicon Technology, Inc. 2016 Stock Incentive Plan (the “Plan”) of the Company.

Name of Optionee:

Date of Grant:

Vesting Commencement Date:

Type of Option:	Non-qualified Stock Option

Term:	Ten (10) years from Date of Grant (subject to earlier termination as provided in the Plan)

This Option is for              shares of Common Stock at an exercise price per share of $             subject to adjustment pursuant to the Plan.

Vesting Schedule: Subject to the other requirements hereof, this Option may be exercised only upon and after, and to the extent that, this Option has vested. The portions of this Option listed below shall vest on each of the dates listed below, provided in each case that Optionee continues to be a Service Provider on such date:

Percentage of Shares of Optioned Stock Vesting	Date

[%]	[Anniversary of Vesting Commencement Date]

By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and the Option Agreement to which this Notice is attached. The Option Agreement is a part hereof. Optionee has reviewed the Plan, this Notice and the Option Agreement, and has had an opportunity to obtain the advice of counsel prior to executing this Notice and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, this Notice and the Option Agreement. Optionee is a resident of the state listed below.

OPTIONEE		RUBICON TECHNOLOGY, INC.

By
Signature Date

Printed Name		Printed Name

State of Residence		Title

STOCK OPTION AGREEMENT

PURSUANT TO THE

RUBICON TECHNOLOGY, INC. 2016 STOCK INCENTIVE PLAN

1. Grant of Option.

(a) The Committee of the Company hereby grants to the optionee (the “Optionee”) named in the Notice of Stock Option Grant (the “Notice”) to which this Stock Option Agreement (the “Option Agreement”) is attached an option (the “Option”) to purchase the number of shares, as set forth in such Notice, at the exercise price per share set forth in the Notice (the “Exercise Price”), subject to the terms and conditions of the Rubicon Technology, Inc. 2016 Stock Incentive Plan (the “Plan”), which is incorporated herein by reference. Subject to provisions of the Plan stating otherwise, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail. Unless otherwise defined herein, all capitalized terms used in this Option Agreement shall be defined as provided in the Plan.

(b) This Option is not intended to qualify as an Incentive Stock Option under Code Section 422 unless it is so designated in the Notice as an Incentive Stock Option. However, if this Option is designated to be an Incentive Stock Option, to the extent that it exceeds the limit set forth in Code Section 422(d), it shall be treated as a Non-qualified Stock Option.

2. Exercise of Option.

(a) Right to Exercise. Subject to Sections 2(c), 2(d), and 2(e) below, this Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice and the applicable provisions of the Plan, this Option Agreement.

(b) Method of Exercise. The Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be completed by the Optionee, or personal representative of the Optionee as provided in the Plan, and delivered to an officer of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. The Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

(c) Compliance with Law. No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws, the Plan and this Option Agreement. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

(d) Merger, Reorganization or Sale. In the event of any merger, consolidation, or similar reorganization of the Company described in Article 15 of the Plan, if the Option is not assumed or an equivalent option or right is not substituted by the successor corporation or a Parent or Subsidiary of the successor corporation, then the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable, in accordance with Article 15 of the Plan. For the purposes of this Section 2(d), the determination of whether the Option has been assumed or substituted shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

(e) Death or Disability. Upon the death or Disability of the Optionee, all Shares subject to the Option shall immediately vest, and the Option shall become immediately exercisable with respect to all Shares subject to the Option in accordance with this Option Agreement and the Plan.

3. Method of Payment.

Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(a) cash; or

(b) certified check; or

RUBICON TECHNOLOGY, INC.	-1-	STOCK OPTION AGREEMENT

(c) such other consideration as permitted pursuant to Section 6.6 of the Plan.

4. Non-Transferability of Option.

This Option may not be transferred in any manner otherwise than by the will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

5. Term of Option.

This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement. In no event shall this Option be exercisable beyond the earliest to occur of (i) the end of the term set out in the Notice of Grant; (ii) the first anniversary of the date of the termination of the Optionee’s relationship as a Service Provider due to Disability; (iii) the date which is six (6) months after the date of the termination of the Optionee’s relationship as a Service Provider due to death; (iii) the date of the termination of the Optionee’s relationship as a Service Provider for Cause; or (iv) the date which is three (3) months after the date of the termination of the Optionee’s relationship as a Service Provider for any reason other than as set forth in subsections (ii), (iii) or (iv) above.

6. Cancellation of Awards. The Committee may cancel, rescind, suspend, withhold, or otherwise limit or restrict any unexercised, unvested, or unpaid Option at any time if the Optionee is not in compliance with all applicable provisions of the Option Agreement and the Plan, or if the Optionee has engaged in any Adverse Conduct.

(a) Certification of Compliance May Be Required. Upon exercise, payment or delivery pursuant to this Option, the Committee may require the Optionee to certify, in a manner acceptable to the Company, that the Optionee is in compliance with the terms and conditions of the Plan.

(b) Rescission of Awards. For a period of two (2) years following the exercise, payment or delivery of this Option (the “Rescission Period”), the Committee may rescind any such exercise, payment, or delivery of the Option upon its determination that the Optionee has engaged in Adverse Conduct prior to the delivery of the Option or during the Rescission Period. In the event of any such rescission, the Optionee shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery, in such manner and on such terms and conditions as may be required.

(c) Clawback. In addition to the foregoing, the Option shall be subject to any recoupment or clawback policy that is adopted by, or applicable to, the Company.

7. Restrictions on Transfer.

(a) Securities Law Restrictions. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.

(b) Certificates; Securities Legend. The Company may issue any Shares issuable to the Optionee upon exercise of the Option in uncertificated form, evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. The Company may issue appropriate instructions to any duly authorized transfer agent of the Company regarding any restrictions on the transfer of such Shares. Any certificates evidencing Shares purchased under this Option Agreement may bear any restrictive legends as are required or deemed advisable by the Company or its counsel. If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Shares sold under this Option Agreement is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but without such legend.

(c) Administration. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 7 shall be conclusive and binding on the Optionee and all other persons.

RUBICON TECHNOLOGY, INC.	-2-	STOCK OPTION AGREEMENT

8. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee. This Option Agreement is governed by the internal substantive laws, but not the choice of law rules, of the State of Illinois.

9. NO PROMISE OR GUARANTEE OF CONTINUED SERVICE. THE OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE OPTION PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY OR PURSUANT TO ANY WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE OPTIONEE (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). THE OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS OPTION AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE OPTIONEE’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

10. Withholding of Taxes. No Shares will be delivered upon exercise of the Option until the Optionee (or the Optionee’s beneficiary) has paid to the Company the minimum statutory amount of the taxes required to be withheld (or such larger amount of taxes that may be permitted to be withheld without resulting in the classification of the Option as a liability award for accounting purposes) under federal, state and local income and employment tax laws (the “Applicable Withholding Taxes”). Optionee shall pay the Applicable Withholding Taxes by check; provided, however, that the Optionee may irrevocably elect, on or before the date of exercise, to pay the Applicable Withholding Taxes by instructing the Company to retain the number of Shares otherwise deliverable upon exercise of the Option (valued at their Fair Market Value on the date of exercise) required to satisfy the Applicable Withholding Taxes, or through any other means that the Committee, in its sole discretion, may permit.

RUBICON TECHNOLOGY, INC.	-3-	STOCK OPTION AGREEMENT

EXHIBIT A

RUBICON TECHNOLOGY, INC. 2016 STOCK INCENTIVE PLAN

EXERCISE NOTICE

Rubicon Technology, Inc.

900 East Green Street

Bensenville, Illinois 60106

Attention: Secretary

1. Exercise of Option. Effective as of today,                     , 20    , the undersigned (“Purchaser”) hereby elects to purchase                  shares (the “Shares”) of the Common Stock of Rubicon Technology, Inc. (the “Company”) under and pursuant to the Rubicon Technology, Inc. 2016 Stock Incentive Plan, as amended and restated (the “Plan”) and the Stock Option Agreement dated,                     , 20     (the “Option Agreement”). The purchase price for the Shares shall be $         per Share, as required by the Option Agreement.

2. Deliveries. Purchaser herewith delivers to the Company the full purchase price for the Shares and the full amount of the Applicable Withholding Taxes (as defined in the Option Agreement).

3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

4. Rights as Stockholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares so acquired shall be issued to the Purchaser as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 13 of the Plan.

5. Tax Consultation. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company or any accountant, attorney or other agent of the Company for any tax advice.

Accepted by:

PURCHASER	RUBICON TECHNOLOGY, INC.

Signature	By

Printed Name	Name

Address	Title

Address	Date Received

RUBICON TECHNOLOGY, INC.	Exhibit A Exercise Notice	STOCK OPTION AGREEMENT